EXHIBIT 99.1

PAB Bankshares, Inc. Announces Second Quarter 2004 Earnings

VALDOSTA, Ga., July 30, 2004 (PRIMEZONE) -- PAB Bankshares, Inc. (AMEX:PAB), the holding company for The Park Avenue Bank, announced its preliminary results for the second quarter of 2004. The Company reported net income of $2.12 million for the quarter, or $0.22 per diluted share, compared to $1.73 million, or $0.18 per diluted share, earned during the second quarter of 2003. The 22% increase in earnings is attributed to an improved net interest margin and increased operating efficiencies. The Company reported a net interest margin of 4.28% for the quarter, a 15 basis point improvement over the 4.13% margin reported for the same period last year. The Company also reported an operating efficiency ratio of 64.6%, an improvement over the 70.5% ratio reported in the same period last year. For the year to date, the Company reported net income of $4.25 million, or $0.44 per diluted share, compared to $3.56 million, or $0.37 per diluted share, for the first six months of 2003.

The Company also announced the opening of its second branch location in Henry County. The office, located at 500 Eagles Landing Parkway in Stockbridge, Georgia, opened to the public on July 1, 2004. "We are very excited about the opportunity to expand our presence in this fast-growing, South Metro Atlanta county and serve the Stockbridge and northern Henry County market area," stated President and CEO Michael E. Ricketson.

The net income reported for the quarter provided a 10.84% return on average equity ("ROE") and a 1.16% return on average assets ("ROA"), compared to a 9.36% ROE and a 0.95% ROA reported for the second quarter of 2003. For the first six months of 2004, the Company reported an ROE of 10.91% compared to a 9.78% ROE for the same period in 2003. Also, for the first six months of 2004, the Company reported an ROA of 1.17% compared to a 0.98% ROA for the same period in 2003.

The Company reported total assets of $739.2 million, total loans of $554.5 million, and total deposits of $565.6 million at June 30, 2004. The Bank's loan portfolio increased $5.4 million during the quarter. Although the increase for the quarter was less than 1%, this marked the fourth consecutive quarter of reported loan growth after a seven-quarter period of contraction within the loan portfolio. Over the last twelve-month period, the Bank's loan portfolio has increased $25.3 million, or 4.8%, compared to a decline of $61.1 million, or 10.4%, over the previous twelve-month period. "We are gradually growing back our loan portfolio with better quality loans. The combination of this growth with a rising interest rate environment should contribute to our bottom line over the next few quarters," stated Ricketson.

The Company reported the following asset quality factors as of June 30, 2004. Total loans past due 30 days or more represented 0.72% of total loans. The Company had $4.48 million in loans on nonaccrual status, a $2.56 million decrease since the end of 2003. The Company had $10.97 million in total nonperforming assets, which includes nonaccrual loans, loans 90 days or more past due and still accruing interest, troubled-debt restructurings, other real estate owned and repossessed property, a $1.82 million decrease since year end.

The Park Avenue Bank has offices in Valdosta, Adel, Athens, Bainbridge, Baxley, Cairo, Hazlehurst, McDonough, Oakwood, Statesboro, and Stockbridge, Georgia, and in Ocala and St. Augustine, Florida. The Company's common stock is traded on the American Stock Exchange under the symbol "PAB". More information on the Company is available on the Internet at www.pabbankshares.com. Additional information on the products and services offered by The Park Avenue Bank is available on the Internet at www.parkavebank.com.

Certain matters set forth in this news release are forward-looking statements, including statements regarding the Company's future performance, expansion in growth markets, loan growth, asset quality, and level of nonperforming assets which are based upon management's beliefs as well as assumptions made by and data currently available to management. These forward-looking statements are not guarantees of future performance and a variety of factors could cause the Company's actual results to differ materially from the anticipated or expected results expressed in these forward-looking statements. The following list, which is not intended to be an all-encompassing list of risks and uncertainties affecting the Company, summarizes several factors that could cause the Company's actual results to differ materially from those anticipated or expected in these forward-looking statements: (1) competitive pressures among depository and other financial institutions may increase significantly; (2) changes in the interest rate environment may reduce margins; (3) general economic conditions may be less favorable than expected, resulting in, among other things, a deterioration in credit quality and/or a reduction in demand for credit; (4) legislative or regulatory changes, including changes in accounting standards, may adversely affect the businesses in which we are engaged; (5) competitors may have greater financial resources and develop products that enable such competitors to compete more successfully than us; (6) adverse changes may occur in the bond and equity markets; (7) war or terrorist activities may cause further deterioration in the economy or cause instability in credit markets; and (8) restrictions or conditions imposed by our regulators on our operations may make it more difficult for us to achieve our goals. The Company undertakes no obligation to revise these statements following the date of this press release.

 PAB Bankshares, Inc.
 Selected Quarterly Financial Data
 (In thousands, except per share and other data)

              06/30/04    03/31/04   12/31/03    09/30/03   06/30/03
 ---------------------------------------------------------------------
 Summary of
 Operations:
  Interest
   income    $    9,552  $    9,587 $    9,657  $    9,892 $   10,075
  Interest
   expense        2,381       2,430      2,648       2,972      3,254
 ---------------------------------------------------------------------
   Net
    interest
    income        7,171       7,157      7,009       6,920      6,821
 ---------------------------------------------------------------------
 Provision for
  loan losses        --          --         --          --         --
 Other income     1,490       1,806      1,702       2,865      1,887
 Other
  expense         5,613       5,726      5,829       7,343      6,225
 ---------------------------------------------------------------------
   Income
    before in-
    come tax
    expense       3,048       3,237      2,882       2,442      2,483
 Income tax
  expense           928       1,111        995         760        751
 ---------------------------------------------------------------------
   Net
    income   $    2,120  $    2,126 $    1,887  $    1,682 $    1,732
 =====================================================================
 Net interest
  income on a
  tax-
  equivalent
  basis      $    7,214  $    7,202 $    7,058  $    6,968 $    6,866

 Selected
 Average
 Balances:
  Total
   assets    $  736,898  $  728,652 $  737,396  $  747,402 $  728,136
  Earning
   assets       677,527     667,516    676,372     687,329    667,462
  Loans         551,675     541,549    537,223     529,761    541,836
  Deposits      561,141     555,406    563,836     573,422    577,416
  Stockholders'
   equity        78,647      77,814     75,906      74,281     74,237

 Performance
 Ratios:
  Return on
   average
   assets
   ("ROA")         1.16%       1.17%      1.02%       0.89%      0.95%
  Return on
   average
   equity
   ("ROE")        10.84%      10.99%      9.86%       8.99%      9.36%
  Net interest
   margin          4.28%       4.34%      4.14%       4.02%      4.13%
  Efficiency
   ratio
   (excluding
   the
   following
   items:)        64.55%      65.09%     66.42%      66.94%     70.46%
  Loss on early
   retirement
   of debt
   included
   in other
   expense   $     --    $     --   $      --   $    1,438 $      --
  Securities
   gains
   (losses)
   included
   in other
   income    $       (1) $        2 $       11  $    1,047 $      107
  Other gains
   (losses)
   included
   in other
   income    $       10  $      210 $      (27) $      (35)$     (189)
  Average
   loans
   to average
   earning
   assets         81.42%      81.13%     79.43%      77.08%     81.18%
  Average
   loans to
   average
   deposits       98.31%      97.51%     95.28%      92.39%     93.84%
  Average
   equity to
   average
   assets         10.67%      10.68%     10.29%       9.94%     10.20%

 Per Share
 Ratios:
  Net income
   - basic   $     0.23  $     0.22 $     0.20  $     0.18 $     0.18
  Net income
   - diluted       0.22        0.22       0.19        0.17       0.18
  Dividends
   declared        0.07        0.07       0.07        0.05       0.03
  Dividend
   payout
   ratio          31.39%      31.32%     35.18%      28.09%     16.35%
  Book value
   at end of
   period    $     8.19  $     8.26 $     8.02  $     7.87 $     7.90

 Common Share
 Data:
  Outstanding
   at period
   end        9,496,360   9,514,240  9,484,660   9,452,584  9,434,813
  Weighted
   average
   out-
   standing   9,515,438   9,500,031  9,476,158   9,445,852  9,431,644
  Diluted
   weighted
   average
   out-
   standing   9,640,837   9,689,580  9,686,617   9,615,852  9,554,345

 Selected
 Period End
 Balances:
  Total
   assets    $  739,237  $  735,299 $  730,741  $  735,715 $  748,017
  Earning
   assets       679,232     675,293    666,488     671,927    677,395
  Loans         554,524     549,149    538,644     531,551    529,231
  Allowance
   for loan
   losses         9,609       9,730     10,139      10,426     10,728
  Deposits      565,613     556,853    556,917     563,412    573,230
  Stockholders'
   equity        77,735      78,611     76,062      74,411     74,566

 Selected
 Asset Quality
 Factors:
  Nonaccrual
   loans     $    4,484  $    4,868 $    7,048  $    7,230 $    9,842
  Loans 90
   days or
   more past
   due and
   still
   accruing           9          --         --          --         --
  Other impaired
   loans
   (troubled-
   debt re-
   structurings)  2,179       2,188      1,168       1,176      1,188
  Other real
   estate & re-
   possessions    4,298       4,376      4,578       3,918      1,882

 Asset Quality
 Ratios:
  Net charge-
   offs to
   average
   loans
   (annualized
   YTD)            0.19%       0.30%      0.36%       0.41%      0.50%
  Nonperforming
   loans to
   total loans     1.20%       1.28%      1.53%       1.58%      2.19%
  Nonperforming
   assets to
   total assets    1.48%       1.55%      1.75%       1.68%      1.73%
  Allowance for
   loan losses
   to total
   loans           1.73%       1.77%      1.88%       1.96%      2.03%
  Allowance for
   loan losses
   to nonper-
   forming
   loans         144.03%     137.90%    123.41%     124.03%     97.26%

 PAB Bankshares, Inc.
 Selected Year To Date Financial Data
 (In thousands, except per share and other data)

              06/30/04   03/31/04   12/31/03    09/30/03    06/30/03
 ---------------------------------------------------------------------
 Summary of
 Operations:
  Interest
   income    $   19,139 $    9,587 $   40,040  $   30,383  $   20,491
  Interest
   expense        4,811      2,430     12,467       9,819       6,847
 ---------------------------------------------------------------------
   Net interest
    income       14,328      7,157     27,573      20,564      13,644
 ---------------------------------------------------------------------
 Provision for
  loan losses        --         --         --          --          --
 Other income     3,296      1,806      8,616       6,913       4,048
 Other expense   11,339      5,726     25,702      19,873      12,530
 ---------------------------------------------------------------------
   Income be-
    fore income
    tax expense   6,285      3,237     10,487       7,604       5,162
 Income tax
  expense         2,039      1,111      3,361       2,366       1,606
 ---------------------------------------------------------------------
   Net
    income   $    4,246 $    2,126 $    7,126  $    5,238  $    3,556
 =====================================================================
 Net interest
  income on a
  tax-
  equivalent
  basis      $   14,416 $    7,202 $   27,759  $   20,701  $   13,733

 Selected
 Average
 Balances:
  Total
   assets    $  732,762 $  728,652 $  736,367  $  736,020  $  730,235
  Earning
   assets       672,521    667,516    675,718     675,497     669,483
  Loans         546,612    541,549    540,787     541,987     548,202
  Deposits      558,274    555,406    576,871     581,264     585,249
  Stockholders'
   equity        78,230     77,814     74,229      73,663      73,350

 Performance
 Ratios:
  Return on
  average
  assets
  ("ROA")          1.17%      1.17%      0.97%       0.95%       0.98%
 Return on
  average
  equity
  ("ROE")         10.91%     10.99%      9.60%       9.51%       9.78%
 Net interest
  margin           4.31%      4.34%      4.11%       4.10%       4.14%
 Efficiency
  ratio (ex-
  cluding the
  following
  items:)         64.82%     65.09%     68.90%      69.73%      71.12%
 Loss on
  early re-
  tirement of
  debt included
  in other
  expense    $      --  $     --   $    1,438  $    1,438  $     --
 Securities
  gains in-
  cluded in
  other
  income     $        1 $        2 $    1,416  $    1,405  $      358
 Other gains
  (losses) in-
  cluded in
  other
  income     $      220 $      210 $     (256) $     (229) $     (194)
 Average
  loans to
  average
  earning
  assets          81.28%     81.13%     80.03%      80.24%      81.88%
 Average
  loans to
  average
  deposits        97.91%     97.51%     93.74%      93.24%      93.67%
 Average
  equity to
  average
  assets          10.68%     10.68%     10.08%      10.01%      10.04%

 Per Share
 Ratios:
  Net income
   - basic   $     0.45 $     0.22 $     0.75  $     0.56  $     0.38
  Net income
   - diluted       0.44       0.22       0.74        0.55        0.37
  Dividends
   declared        0.14       0.07       0.18        0.11        0.06
 Dividend
  payout ratio    31.36%     31.32%     23.89%      19.82%      15.91%

 Common Share
 Data:
  Weighted
   average out-
   standing   9,507,735  9,500,031  9,446,142   9,436,026   9,431,032
  Diluted
   weighted
   average out-
   standing   9,665,757  9,689,580  9,587,187   9,547,265   9,507,548

CONTACT:
PAB Bankshares, Inc., Valdosta
Michael E. Ricketson, President & CEO
Donald "Jay" Torbert, Jr., Executive Vice-President & CFO
229-241-2775
Fax: 229-241-2774
www.pabbankshares.com